CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the ‘‘Agreement’’) is made and entered into on September 30, 2003 by and between VICOR TECHNOLOGIES, INC., a Delaware corporation (the ‘‘Company’’), and MICHAEL GREER (the ‘‘Consultant’’).

RECITALS:

WHEREAS, the Consultant has expertise in certain business and financial areas as well as contacts with hospitals and medical facilities that may be interested in participating in the development and marketing of the VICOR PD2i Cardiac Analyzer; and

WHEREAS, the Company wishes to obtain consulting services in certain areas including the utilization of those contacts, hospitals and medical facilities; and

WHEREAS, the Company wishes to retain the Consultant to provide consulting services, and the Consultant wishes to be retained to provide such consulting services, as documented in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, representations. warranties and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby covenant and agree as follows:

1.    Duties and Responsibilities.    The company hereby retains the Consultant, and the Consultant hereby accepts such retention, to provide consulting services (the ‘‘Services’’) to or on behalf of the Company as contemplated in this Agreement. The scope of such consulting services shall be as determined and directed by the Board of Directors (the ‘‘Board’’) or the officers of the Company. During the term of this Agreement the Consultant shall devote a reasonable amount of his time and attention to providing the Services and shall promote the interests and welfare of the Company.

2.    Term; Termination.    The term (the ‘‘Term’’) of this Agreement shall commence on the date hereof and shall continue through June 30, 2004. This Agreement may be terminated by the Company before the expiration of the Term for ‘‘Cause’’, which shall mean the Consultant’s (a) conviction of a felony crime, (b) gross negligence or willful misconduct in the performance of his duties hereunder, (c) commission of a fraudulent act against the Company or in the performance of his duties hereunder, or (d) refusal to follow the directions of the Company’s officers or the Board. If the Company terminates this Agreement for Cause, the Consultant shall continue to receive all Consulting Fees (as defined herein) that would be payable to him if the Agreement had remained in force for its full Term.

3.    Consulting Fee.    The Consultant shall be entitled to a consulting fee (the ‘‘Consulting Fee’’) of $12,833.33 per month during the Term beginning on January 1, 2004, which shall be paid monthly on the first day of each month from January 1, 2004 through June 1, 2004.

4.    Expenses.    The Company shall reimburse the Consultant for all reasonable expenses incurred by him in the course of the discharge of his duties hereunder; provided, however, that all expenses which exceed a total of more than $200 in any one month must be approved by the Company prior to being incurred to be eligible for reimbursement. All requests for reimbursement of expenses by the Consultant must be supported by appropriate receipts and documentation as the Company may require to comply with Federal income tax requirements.

5.    Return of the Company’s Property.    If this Agreement expires or is terminated for any reason, the Consultant shall promptly return to the Company all equipment, documents and any other material of any type or nature whatsoever supplied to the Consultant by the Company, including all copies of documents. Title to any equipment or material furnished to the Consultant shall remain in the Company and the Consultant shall have no ownership interest whatsoever in any of this equipment or material.

6.    Notices.    All notices and all other communications required or desired in connection with this Agreement shall be written and shall be deemed delivered upon receipt if hand delivered or sent by recognized national overnight delivery service (such as Federal Express or UPS), addressed as follows:

If to the Consultant:

Michael Greer

If to the Company:

Vicor Technologies, Inc.
2300 Corporate Blvd., N.W.
Suite 123
Boca Raton, FL 33431
Attention: David Fater

or to such other address as either party may designate by notice pursuant to this Section 6.

7.    Assignment.    The Consultant may not assign this Agreement without the prior written consent of the Company, which may be withheld in its sole discretion.

8.    Authority.    This Agreement does not create a fiduciary relationship between the parties hereto. The Consultant shall be an independent contractor with respect to the Company, and nothing in this Agreement constitutes or appoints the Consultant as an agent, legal representative, partner, employee or servant of the Company for any purpose whatsoever. As an independent contractor, the Consultant shall have no right or authority, either expressed or implied, to assume or create on behalf of the Company any obligation or responsibility. The authority of the Consultant hereunder is strictly limited to the performance of the Services as described herein.

9.    Indemnification.    The Consultant shall indemnify the Company and its officers, agents, shareholders and employees against all claims, damages, losses and expenses, including reasonable attorney’s fees, arising out of or in connection with the performance of the Consultant’s willful misconduct or gross negligence in connection with the performance of his duties hereunder.

10.    Waiver, Governing Law, Venue.    No waiver by either party hereto of any breach by the other party of any condition or provision of this Agreement shall be deemed a waiver of any subsequent breach of this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida, and venue for any action brought hereunder shall be in the appropriate court located in Palm Beach County, Florida. The parties hereto hereby consent to the exclusive jurisdiction of any such court and hereby waive any objection to such venue.

11.    Validity, Integration, Oral Termination, Modification.    The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. This Agreement and contains the final and complete expression of the understandings between the parties and supersedes any prior agreement or representation, oral or written, between the parties. This Agreement cannot be changed or terminated orally. Any amendment or modification of this Agreement will be valid and effective only if it is written and signed by or on behalf of each party to this Agreement.

12.    Exhibits and Headings.    The recitals stated at the beginning of this Agreement and each exhibit, schedule and document referred to in this Agreement are each hereby incorporated herein by reference and made a part of this Agreement. The titles and headings preceding the text of the sections of this Agreement have been inserted solely for the convenience of reference and do not constitute a part of this Agreement or affect its meaning, interpretation or effect.

13.    Attorneys’ Fees.    If any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the prevailing party shall be entitled to recover from the other party, upon final judgment on the merits, reasonable attorneys’ fees, including attorneys’ fees for any appeal, and the costs incurred in bringing such suit or proceeding.

14.    Continuing Obligations.    The expiration or termination of this Agreement for any reason shall not affect any provision hereof which are expressed to remain in full force and effect notwithstanding such termination, including, without limitation, Sections 5, 6, 8, 9, 10, 11, 12, 13 and 14 hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date first above written.

VICOR TECHNOLOGIES, INC.
By: /s/ David H. Fater Name: David H. Fater Title: CEO
/s/ Michael Greer MICHAEL GREER